Exhibit 99.1

Robert Mondavi Reschedules Annual Shareholder Meeting


   NAPA, Calif.--(BUSINESS WIRE)--Nov. 9, 2004--The Robert Mondavi Corporation (NASDAQ:MOND) said today that, in light of the definitive merger agreement it signed last week with Constellation Brands, Inc. (NYSE:STZ), it has postponed the annual shareholder meeting scheduled for November 30, 2004 and will amend its proxy statement related to the annual shareholder meeting to include the addition of a proposal to approve the Constellation merger agreement. After the amended proxy statement is mailed to shareholders and a new meeting date established, shareholders will be asked to approve the proposed merger with Constellation at the annual meeting.
   In order to allow for more time to finalize the accounting implications resulting from the suspension of the restructuring plan due to execution of the Constellation merger agreement, the company also reported it will file its first quarter fiscal 2005 Form 10-Q no later than November 15, 2004 as permitted under applicable SEC regulations.
   Robert Mondavi Corporation produces and markets fine wines under the following labels: Woodbridge Winery, Robert Mondavi Private Selection, Robert Mondavi Winery, La Famiglia, Kirralaa, Byron Vineyards and Winery, Io, Arrowood Vineyards and Winery and Grand Archer by Arrowood. The company also produces Opus One, in partnership with the Baroness Philippine de Rothschild of Chateau Mouton Rothschild of Bordeaux, France; Luce, Lucente, Danzante, and the wines of Tenuta dell'Ornellaia, in partnership with the Marchesi de' Frescobaldi of Tuscany, Italy; and Sena and Arboleda, in partnership with the Eduardo Chadwick family of Vina Errazuriz in Chile. In addition to the partnership wines, Robert Mondavi Imports represents the wines of Marchesi de' Frescobaldi, Attems and Caliterra in the United States.

   Cautionary Statement Regarding Forward-Looking Statements

   This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, the anticipated approval by the company's shareholders of the company's proposed plan of merger with Constellation Brands, other statements regarding the announced merger plan, the estimate of proceeds from the sale of assets, projections or predictions about the company's future earnings, interest and tax rates, financial returns, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry generally. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to our California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs that put more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. There are also significant risks associated with the plan of merger announced November 3, 2004. The announcement of the merger may impair management's ability to focus on other needed areas of business execution. There is no assurance that the company will successfully complete the merger within the expected timeframe or at all and failure to complete the merger could adversely affect the company's stock price. If the company fails to complete the merger, it may be required to pay Constellation a termination fee and the company will not realize any benefits from the expenses it has incurred in preparation for the merger. In addition, certain officers and directors of the company have conflicts of interest that may have influenced them to support the plan of merger with Constellation. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and to the risk factors below. For these and other reasons, no forward-looking statement by the company can nor should be taken as a guarantee of what will happen in the future.

   Important Information For Investors And Shareholders

   In connection with the proposed merger, The Robert Mondavi Corporation will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

   The company, Constellation Brands, Inc. and their respective directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.


    CONTACT: The Robert Mondavi Corporation
             Robert Philipps, 707-251-4850
             (VP, Treasury & Investor Relations)
             Hilary Martin, 707-251-4487
             (VP Corporate Communications)